Exhibit 3.1


                          CERTIFICATE OF INCORPORATION
                                       OF
                            MARCAM SOLUTIONS, INC.


                                * * * * * * * *


     The undersigned, in order to form a corporation under and pursuant to the provisions of the General Corporation Law of the State of Delaware, does hereby certify as follows:


     FIRST. The name of the corporation is Marcam Solutions, Inc. (the "Corporation").


     SECOND. The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, New Castle County, Delaware 19801. The name of the registered agent at such address is The Corporation Trust Company.


     THIRD. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.


     FOURTH. The total number of shares of all classes of stock which the Corporation shall have authority to issue is 35,000,000 shares, consisting of 30,000,000 shares of Common Stock, with a par value of $.01 per share (the "Common Stock"), and 5,000,000 shares of Preferred Stock, with a par value of $.01 per share (the "Preferred Stock").


     The following is a statement of the designations and the powers, preferences and rights, and the qualifications, limitations or restrictions thereof, in respect of the classes of stock of the Corporation:


A. PREFERRED STOCK

     Shares of the Preferred Stock may be issued from time to time in one or more classes or series. The Board of Directors of the Corporation shall have authority to the fullest extent permitted under the General Corporation Law of the State of Delaware to adopt resolutions from time to time fixing, for each class or series of Preferred Stock, the voting powers, whether full, limited or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, or restrictions thereof, and fixing, altering or reducing the number of shares comprising any such class or series, subject to any requirements of the General Corporation Law of the State of Delaware and the Corporation's certificate of incorporation.

     The authority of the Board of Directors with respect to each such class or series shall include, without limitation of the foregoing, the right to determine and fix the following preferences and powers, which may vary as between different classes or series of Preferred Stock:

     (a) the distinctive designation of such class or series and the number of shares to constitute such class or series of Preferred Stock;

     (b) the rate at which dividends, if any, on the shares of such class or series of Preferred Stock shall be declared and paid, or set aside for payment, whether dividends at the rate so determined shall be cumulative or accruing, and whether the shares of such class or series shall be entitled to any participating or other dividends in addition to dividends at the rate so determined, and if so, on what terms;

     (c) the right or obligation, if any, of the Corporation to redeem shares of the particular class or series of Preferred Stock and, if redeemable, the price, terms and manner of such redemption;

     (d) the special and relative rights and preferences, if any, and the amount or amounts per share, which the shares of such class or series of Preferred Stock shall be entitled to receive upon any voluntary or involuntary liquidation, dissolution or winding up of the Corporation;

     (e) the terms and conditions, if any, upon which shares of such class or series of Preferred Stock shall be convertible into, or exchangeable for, shares of capital stock of the Corporation of any other class or series,


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   including the price or prices or the rate or rates of conversion or exchange and the terms of adjustment, if any;

     (f) the obligation, if any, of the Corporation to retire, redeem or purchase shares of such class or series of Preferred Stock pursuant to a sinking fund or fund of a similar nature or otherwise, and the terms and conditions of such obligation;

     (g) the voting rights, if any, including special voting rights with respect to the election of directors and matters adversely affecting any class or series of Preferred Stock;

     (h) the limitations, if any, on the issuance of additional shares of such class or series or any shares of any other class or series of Preferred Stock; and

     (i) such other preferences, powers, qualifications, special or relative rights and privileges thereof as the Board of Directors of the Corporation may deem advisable and are not inconsistent with law, the provisions of the Corporation's certificate of incorporation or the provisions of any such certificate of designation.


B. COMMON STOCK

     1. Relative Rights of Preferred Stock and Common Stock. All preferences, voting powers, relative, participating, optional or other special rights and privileges, and qualifications, limitations, or restrictions of the Common Stock are expressly made subject and subordinate to those that may be fixed with respect to any shares of any class or series of the Preferred Stock.

     2. Voting Rights. Except as otherwise required by the General Corporation Law of the State of Delaware or the Corporation's certificate of incorporation, each holder of shares of Common Stock shall have one vote in respect of each share of Common Stock held by such stockholder of record on the books of the Corporation for the election of directors and on all other matters submitted to a vote of stockholders of the Corporation. Except as otherwise required by the General Corporation Law of the State of Delaware or the Corporation's certificate of incorporation or any certificate of designation filed in accordance with the General Corporation Law of the State of Delaware with respect to the designation of any class or series of Preferred Stock, the holders of shares of Common Stock and Preferred Stock shall vote together as a single class on all matters submitted to the stockholders for a vote.

     3. Dividends. Subject to the preferential rights of the Preferred Stock, if any, the holders of shares of Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation, out of the assets of the Corporation which are by law available therefor, dividends payable either in cash, in property or in shares of capital stock.

     4. Dissolution, Liquidation or Winding Up. In the event of any dissolution, liquidation or winding up of the affairs of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, the holders of shares of Common Stock shall be entitled to receive all of the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively, unless otherwise provided by law or the Corporation's certificate of incorporation or in any certificate of designation filed in accordance with the General Corporation Law of the State of Delaware with respect to the designation of any class or series of Preferred Stock.

     FIFTH. The name and mailing address of the Sole Incorporator is as follows:

Name              Mailing Address
----------------- ---------------------------------
Mark H. Burnett   Testa, Hurwitz & Thibeault, LLP
                  High Street Tower
                  125 High Street
                  Boston, Massachusetts 02110

     SIXTH. The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the by-laws of the Corporation, subject to any limitation thereof contained in the by-laws. The stockholders shall also have the power to adopt, amend or repeal the by-laws of the Corporation.


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     The stockholders of the Corporation may not take any action by written consent in lieu of a meeting.

     Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes of the State of Delaware) outside the State of Delaware at such place or places or as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation.

     Special meetings of stockholders may be called at any time only by the President or the Chairman of the Board of Directors or by the Board of Directors, and shall be called at any time by the Secretary or any Assistant Secretary on written application of one or more stockholders who hold at least forty percent (40%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.


SEVENTH.

     1. Number of Directors. The number of directors which shall constitute the whole Board of Directors shall be determined by resolution of a majority of the Board of Directors, but in no event shall the number of directors be less than one. The number of directors may be increased or decreased at any time and from time to time by a majority of the directors then in office; provided, however, that the number of directors may be decreased only to eliminate vacancies existing by reason of the death, resignation, removal or expiration of the term of one or more directors. Except as otherwise provided in the Corporation's certificate of incorporation, the directors shall be elected at the annual meeting of stockholders. Directors need not be stockholders of the Corporation.


     2. Classes of Directors. The Board of Directors shall be divided into three classes: Class I, Class II and Class III. Each such class shall be as nearly equal in number of directors as possible, and no one class shall have more than one director more than any other class.

     3. Election of Directors. Elections of directors need not be by written ballot except as and to the extent provided in the by-laws of the Corporation.

     4. Terms of Office. Each director shall serve for a term ending on the date of the third annual meeting of stockholders of the Corporation following the annual meeting of stockholders of the Corporation at which such director was elected; provided, however, that each initial director in Class I shall serve for a term ending on the date of the first annual meeting of stockholders; each initial director in Class II shall serve for a term ending on the date of the second annual meeting of stockholders; and each initial director in Class III shall serve for a term ending on the date of the third annual meeting of stockholders.

     5. Allocation of Directors Among Classes in the Event of Increases or Decreases in the Number of Directors. In the event of any increase or decrease in the authorized number of directors, (i) each director then serving as such shall nevertheless continue as director of the class of which he or she is a member until the expiration of such director's current term or his or her prior death, resignation or removal and (ii) the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to ensure that no one class has more than one director more than any other class. No decrease in the number of directors constituting the whole Board of Directors shall shorten the term of an incumbent director.

     6. Tenure. Notwithstanding any provisions to the contrary contained in the Corporation's certificate of incorporation, each director shall hold office until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal.

     7. Vacancies. Any vacancy in the Board of Directors, however occurring (including a vacancy resulting from an enlargement of the Board of Directors), may be filled by vote of a majority of the directors then in office, even if less than a quorum, or by a sole remaining director. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office, if applicable, and a director chosen to fill a position resulting from an increase in the number of directors shall hold office until the next election of the class for which such director shall have been chosen.


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     8. Quorum. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. If one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified; provided, however, that in no case shall less than one-third (1/3) of the total number of the whole Board of Directors fixed in accordance with this Article SEVENTH constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

     9. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law or the Corporation's certificate of incorporation or by-laws.

     10. Removal. Any one or more or all of the directors may be removed only for cause by the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

     11. Stockholder Nominations and Introduction of Business, Etc. Advance notice of stockholder nominations for election of directors and other business to be brought by stockholders before a meeting of stockholders shall be given in the manner provided in the by-laws of the Corporation.

     12. Rights of Preferred Stock. The provisions of this Article SEVENTH are subject to the rights of the holders of any class or series of Preferred Stock from time to time outstanding.

     EIGHTH. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under
Section 291 of the General Corporation Law of the State of Delaware or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under Section 279 of the General Corporation Law of the State of Delaware order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

     NINTH. No director of the Corporation shall be personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that such exemption from liability or limitation thereof is not permitted at the time under General Corporation Law of the State of Delaware. No amendment, modification or repeal of this Article NINTH shall adversely affect any right or protection of a director of the Corporation that exists immediately prior to the time of such amendment, modification or repeal.

     TENTH. The Corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such indemnification shall not be exclusive of other indemnification rights arising under any by-law, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such


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person. Any repeal or modification of the foregoing provisions of this Article
TENTH shall not adversely affect any right or protection of a director or officer of this Corporation existing at the time of such repeal or modification


     ELEVENTH. The Corporation reserves the right to amend or repeal any provision contained in the Corporation's certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon a stockholder herein are granted subject to this reservation. In addition to the vote of the holders of any class or series of stock of the Corporation required by law or by the Corporation's certificate of incorporation or a certificate of designation with respect to a class or series of Preferred Stock, the affirmative vote of the holders of shares of voting stock of the Corporation representing at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to (i) reduce or eliminate the number of authorized shares of Common Stock or the number of authorized shares of Preferred Stock set forth in Article FOURTH or (ii) amend or repeal, or adopt any provision inconsistent with, Articles SIXTH, SEVENTH, NINTH, TENTH and this Article ELEVENTH of the Corporation's certificate of incorporation.

     I, THE UNDERSIGNED, being the Sole Incorporator hereinabove named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 30th day of May, 1997.


                                                  /s/ Mark H. Burnett
                                                  -----------------------------
                                                  Mark H. Burnett
                                                  Sole Incorporator


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